Exhibit 10.26

Enanta Pharmaceuticals, Inc.

NONSTATUTORY STOCK OPTION GRANT NOTICE AND AGREEMENT

(2024 INDUCEMENT STOCK INCENTIVE PLAN)

This Nonstatutory Stock Option Certificate confirms that Enanta Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, has granted to the person named below (“Participant”) a Nonstatutory Stock Option (this “Option”) to purchase the number of shares of the Company’s Common Stock set forth below pursuant to the Company’s 2024 Inducement Stock Incentive Plan (the “Plan”), subject to adjustment as provided below and subject to the definitions and terms and conditions set forth or otherwise referenced below.

Participant:

Address:

City, State, Zip Code:

Award Number:

Date of Grant:

Number of Options:

Vesting Schedule: Such options will be exercisable (subject to the Optionholder’s continued employment with the Company) according to the following vesting schedule: 25% of the shares (rounded down to the nearest whole number of share) on the first anniversary of the Commencement Date and the remainder of the shares will vest in 12 equal quarterly installments (any fractional shares to be cumulated and to become exercisable at the end of the earliest succeeding quarterly period in which a whole share equivalent is accumulated) on the quarterly anniversary of the first anniversary of the Commencement Date.

By acceptance of this Option, which Participant must confirm on the Company’s electronic stock plan system, Participant agrees to all the terms and conditions hereof, including, without limitation, those set forth in the Plan and in the accompanying Terms and Conditions of NQ Option.

ENANTA PHARMACEUTICALS, INC.

Chief Financial and Administrative Officer

ENANTA PHARMACEUTICALS, INC.

Terms and Conditions of Nonstatutory Stock Options

1. The Plan. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. The Committee administers the Plan and its determinations regarding the operation of the Plan are final. Subject to the limitations set forth in the Plan, the Committee may amend the Plan or this Award. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan. Copies of the Plan may be obtained upon written request without charge from the Secretary of the Company.

2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth in the accompanying Notice of Grant of Nonstatutory Stock Option.

3. Exercisability Schedule. This Option may be exercised at any time and from time to time for the number of shares and in accordance with its exercisability, or vesting, schedule, which is described in the accompanying Notice of Grant of Nonstatutory Stock Option, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date.

4. Method of Exercise. To exercise this Option, the Optionholder shall send an instruction to exercise all or a portion of this Option via the Company’s electronic stock plan system, specifying the number of shares with respect to which this Option is being exercised, accompanied by payment of the Option Price for such shares in cash, by electronic transfer, by certified check or in such other form, if any, as the Committee may approve, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery. Promptly following such notice, the Company will instruct the Company’s Transfer Agent to release to the Optionholder’s account the number of shares with respect to which this Option is being exercised, net of any shares sold by the Optionholder if the Optionholder has selected a so-called “cashless exercise”. The released shares will then be available to the Optionholder for trading at the Optionholder’s discretion, subject to the Optionholder’s obligations to pay the Company amounts for the withholding of taxes (see Section 10 below).

5. Rights as a Stockholder or Employee. The Optionholder shall not have any rights in respect of shares as to which this Option has not been exercised and payment has not been made as provided above. The Optionholder shall not have any rights to continued employment by the Company or its Affiliates by virtue of the grant of this Option.

6. Recapitalization, Mergers, Etc. As provided in the Plan, in the event of corporate transactions affecting the Company’s outstanding Common Stock, the Committee shall equitably adjust the number and kind of shares subject to this Option and the exercise price hereunder or make provision for a cash payment. If such transaction involves a consolidation or merger of the Company with another entity, the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company, then in lieu of the foregoing, the Committee may upon written notice to the Optionholder provide that this Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

7. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder’s lifetime, only by the Optionholder. The naming of a Designated Beneficiary does not constitute a transfer.

8. Exercise of Option After Termination of Employment. If the Optionholder’s status as an employee, director or consultant of the Company or a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason other than by disability (within the meaning of section 22(e)(3) of the Code) or death, the Optionholder may exercise the rights which were available to the Optionholder at the time of such termination only within three months from the date of termination. If such status is terminated as a result of disability, such rights may be exercised within twelve months from the date of termination. Upon the death of the Optionholder, his or her Designated Beneficiary shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Optionholder at the time of death. Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.

9. Compliance with Securities Laws. It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The shares purchased under this Option may may be subject to such stop transfer restrictions as counsel for the Company shall consider necessary to comply with any applicable law.

10. Payment of Taxes. The Optionholder shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option. The Committee may, in its discretion, require any other Federal or state taxes imposed on the sale of the shares to be paid by the Optionholder. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

11. Notices. Any written notices provided for in this Option that are sent by mail shall be deemed received three business days after mailing, but not later than the date of actual receipt. Notices shall be directed, if to Optionholder, at the Optionholder’s address indicated by the Company’s records and, if to the Company, at the Company’s principal executive office.

12. Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to choice-of-law principles.

Approved March 2024